Exhibit 99.2

Non-U.S. GAAP Financial Measures

We refer to the terms “EBITDA,” “Adjusted EBITDA,” “Free Cash Flow” and “Pro Forma Adjusted EBITDA” in various places herein. These are supplemental financial measures that are not prepared in accordance with accounting principles generally accepted in the United States, which we refer to as U.S. GAAP. Any analysis of non-U.S. GAAP financial measures should be used only in conjunction with results presented in accordance with U.S. GAAP.

Novelis: EBITDA, Adjusted EBITDA, Free Cash Flow and Pro Forma Adjusted EBITDA

Novelis defines EBITDA as earnings before interest, taxes, depreciation and amortization. Novelis defines Adjusted EBITDA as earnings before (a) “depreciation and amortization”; (b) “interest expense and amortization of debt issuance costs”; (c) “interest income”; (d) “unrealized gains (losses) on change in fair value of derivative instruments, net,” except for foreign currency remeasurement hedging activities, which are included in Adjusted EBITDA; (e) impairment of goodwill; (f) “(gain) loss on extinguishment of debt”; (g) noncontrolling interest’s share; (h) adjustments to reconcile our proportional share of Adjusted EBITDA from non-consolidated affiliates to income as determined on the equity method of accounting; (i) “restructuring and impairment, net”; (j) gains or losses on disposals of property, plant and equipment and businesses, net; (k) other costs, net; (l) litigation settlement, net of insurance recoveries; (m) sale transaction fees; (n) “income tax provision (benefit)”; (o) cumulative effect of accounting change, net of tax; (p) metal price lag; (q) “business acquisition and other integration related costs”; (r) purchase price accounting adjustments; (s) “income (loss) from discontinued operations, net of tax; and (t) “loss on sale of discontinued operations, net of tax.” EBITDA and Adjusted EBITDA are measures commonly used in our industry, and we present EBITDA and Adjusted EBITDA to enhance your understanding of our operating performance. We believe that EBITDA and Adjusted EBITDA are operating performance measures that measure operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies.

Our management believes investors’ understanding of our performance is enhanced by including these non-U.S. GAAP financial measures as a reasonable basis for comparing our ongoing results of operations. Many investors are interested in understanding the performance of our business by comparing our results from ongoing operations from one period to the next and would ordinarily add back items that are not part of normal day-to-day operations of our business. By providing these non-U.S. GAAP financial measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives.

However, EBITDA and Adjusted EBITDA are not measurements of financial performance under U.S. GAAP, and our EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. EBITDA and Adjusted EBITDA have important limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. For example, EBITDA and Adjusted EBITDA:

•	do not reflect our cash expenditures or requirements for capital expenditures or capital commitments;

•	do not reflect changes in, or cash requirements for, our working capital needs; and

•	do not reflect any costs related to the current or future replacement of assets being depreciated and amortized.

We also use EBITDA and Adjusted EBITDA:

•	as measures of operating performance to assist us in comparing our operating performance on a consistent basis because it removes the impact of items not directly resulting from our core operations;

•	for planning purposes, including the preparation of our internal annual operating budgets and financial projections;

•	to evaluate the performance and effectiveness of our operational strategies; and

•	to calculate incentive compensation payments for our key employees.

Free Cash Flow

Novelis defines Free Cash Flow as: (a) “Net cash provided by (used in) operating activities—continuing operations,” (b) plus “Net cash provided by (used in) investing activities—continuing operations,” (c) plus “Net cash provided by (used in) operating activities—discontinued operations,” (d) plus “Net cash provided by (used in) investing activities—discontinued operations,” (e) plus cash used in the “Acquisition of assets under a capital lease,” (f) plus cash used in the “Acquisition of business, net of cash and restricted cash acquired,” (g) plus accrued merger consideration, (h) less “Proceeds from sales of assets and business, net of transaction fees, cash income taxes and hedging,” and (i) less “Proceeds from sales of assets and business, net of transaction fees, cash, income taxes and hedging—discontinued operations.” Management believes Free Cash Flow is relevant to investors as it provides a measure of the cash generated internally that is available for debt service and other value creation opportunities. However, Free Cash Flow is not a measurement of financial performance or liquidity under U.S. GAAP and does not necessarily represent cash available for discretionary activities, as certain debt service obligations must be funded out of Free Cash Flow. In addition, our method of calculating Free Cash Flow may not be consistent with that of other companies.

Pro Forma Adjusted EBITDA

In calculating Adjusted EBITDA, on a pro forma basis for the twelve months ended December 31, 2020, we give pro forma effect to (i) the Aleris Acquisition, (ii) the borrowing of $1.1 billion of term loans (the “Short Term Loans”) under the Short Term Credit Agreement, dated as of February 21, 2020 (the “Short Term Loan Credit Agreement”) by Novelis Holdings Inc. on April 14, 2020, (iii) the borrowing of $775 million of incremental term loans under our secured term loan credit agreement by Novelis Acquisitions LLC on April 14, 2020, (iv) the repayment of all of the outstanding indebtedness of Aleris (other than the indebtedness of its Chinese subsidiaries), (v) the payment of the fees and expenses relating to the Aleris Acquisition ((i) through (v), collectively, the “Aleris Transactions”) and (vi) the issuance of approximately $600 million aggregate principal amount of new notes to be sold pursuant to a private offering (the “offering”) and the application of the proceeds therefrom as if the Aleris Transactions and the offering had occurred at the beginning of the applicable period presented. Certain of these pro forma effects are based on estimates and assumptions, all of which we believe have a reasonable basis, although actual results could differ from those estimates and the assumed facts may not be realized. Please see the below table for a further discussion of Pro Forma Adjusted EBITDA.

Aleris: Adjusted EBITDA

Adjusted EBITDA of Aleris is defined as net income and loss before interest income and expense, provision for and benefit from income taxes, depreciation and amortization and income and loss from discontinued operations, net of tax and excludes metal price lag, unrealized gains and losses on derivative financial instruments, restructuring charges, currency exchange gains and losses on debt, stock-based compensation expense, start-up costs, loss on extinguishment of debt, impairment of amounts held in escrow related to the sale of the recycling business and certain other gains and losses.

Adjusted EBITDA of Aleris (“Aleris Adjusted EBITDA”) may not be comparable to similarly titled measures used by other companies. Aleris Adjusted EBITDA is calculated by eliminating the impact of a number of items not considered indicative of Aleris’ ongoing operating performance and certain other items. You are encouraged to evaluate each adjustment and the reasons our management considers it appropriate for supplemental analysis. However, Aleris Adjusted EBITDA is not a financial measurement recognized under U.S. GAAP, and when analyzing Aleris’ operating performance, investors should use Aleris Adjusted EBITDA in addition to, and not as an alternative for, net income and loss, operating income and loss or any other performance measure derived in accordance with U.S. GAAP, or in addition to, and not as an alternative for, cash flow from operating activities as a measure of Aleris’ liquidity.

Aleris Adjusted EBITDA has limitations as an analytical tool, and it should not be considered in isolation, or as a substitute for, or superior to, Aleris’ measures of financial performance prepared in accordance with U.S. GAAP. These limitations include:

•	it does not reflect Aleris’ cash expenditures or future requirements for capital expenditures or contractual commitments;

•	it does not reflect changes in, or cash requirements for, working capital needs;

•	it does not reflect interest expense or cash requirements necessary to service interest expense or principal payments under Aleris’ outstanding indebtedness;

•	it does not reflect certain tax payments that may represent a reduction in cash available to Aleris;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA, including segment Adjusted EBITDA, does not reflect cash requirements for such replacements; and

•

other companies may calculate this measure differently and, as the number of differences in the way companies calculate this measure increases, the degree of its usefulness as a comparative measure correspondingly decreases.

Please see the below table for a further discussion of our use of EBITDA, Adjusted EBITDA, Free Cash Flow and Pro Forma Adjusted EBITDA herein, including the reasons that we believe this information is useful to our management and why it may be useful to investors, and a reconciliation of (i) our net income attributable to our common shareholder, the most directly comparable measure calculated in accordance with U.S. GAAP, to our EBITDA and Adjusted EBITDA, (ii) our net cash provided by (used in) operating activities, the most directly comparable measure calculated in accordance with U.S. GAAP, to our Free Cash Flow, (iii) our pro forma net income, the most directly comparable measure calculated in accordance with U.S. GAAP, to our Pro Forma Adjusted EBITDA and (iv) Aleris’ net income, the most directly comparable measure calculated in accordance with U.S. GAAP, to Aleris’ Adjusted EBITDA.

The Securities and Exchange Commission (the “SEC”) has adopted rules to regulate the use in filings with the SEC and public disclosures and press releases of non-U.S. GAAP financial measures, such as EBITDA, Adjusted EBITDA, Free Cash Flow and Pro Forma Adjusted EBITDA that are derived on the basis of methodologies other than in accordance with U.S. GAAP. These rules require, among other things:

•	a presentation with equal or greater prominence of the most comparable financial measure or measures calculated and presented in accordance with U.S. GAAP; and

•	a statement disclosing the purposes for which the registrant’s management uses the non-U.S. GAAP financial measure.

The rules prohibit, among other things:

•	exclusion of charges or liabilities that require cash settlement or would have required cash settlement absent an ability to settle in another manner from non-U.S. GAAP liquidity measures;

•

adjustment of a non-U.S. GAAP performance measure to eliminate or smooth items identified as nonrecurring, infrequent or unusual, when the nature of the charge or gain is such that it is reasonably likely to occur; and

•	presentation of non-U.S. GAAP financial measures on the face of any pro forma financial information.

The non-U.S. GAAP financial measures presented herein may not comply with these rules.

Certain Historical And Pro Forma Condensed Consolidated Financial Information Of Novelis

For the twelve months ended December 31, 2020, on a pro forma basis, after giving effect to the Aleris Transactions and the offering and the application of the net proceeds therefrom, we would have had net sales of approximately $11,818 million, net income attributable to our common shareholder of $207 million and Pro Forma Adjusted EBITDA of $1,657 million.

We present certain financial information for the twelve months ended December 31, 2020 which has been derived from a combination of (i) our audited and unaudited historical financial statements and (ii) Aleris’ audited and unaudited financial statements and certain estimated management accounts, and have been adjusted to give effect to the pro forma events that are (A) directly attributable to the Aleris Acquisition, (B) factually supportable, (C) with respect to the statements of operations, expected to have a continuing impact on the operating results of the combined company and (D) the offering and the application of the proceeds therefrom. The pro forma financial information for the twelve months ended December 31, 2020 included herein has been prepared by, and is the responsibility of, Novelis’ management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the pro forma financial information for the twelve months ended June 30, 2020. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. See the below table for more detailed information about our presentation of financial information for the twelve months ended December 31, 2020.

The unaudited pro forma condensed combined financial information as of March 31, 2020 included in the table below includes adjustments for the divestiture of the Duffel and Lewisport plants expected at the time of the preparation of such financial information.

For additional information regarding our use of Pro Forma Adjusted EBITDA and limitations on its usefulness as an analytical tool, see “Non-U.S. GAAP Financial Measures.”

The following table reconciles Net income attributable to our common shareholder to Pro Forma Adjusted EBITDA for the twelve months ended December 31, 2020:

	Twelve Months Ended December 31, 2020
	Novelis(A)	Aleris(B)	Combined Novelis / Aleris	Pro Forma Adjustments (C)	Pro Forma(D)
	($ in millions)
Net income attributable to our common shareholder	444	(273)	171	36	207
Noncontrolling interests	1	—	1	—	1
Income tax provision	154	(14)	140	17	157
Depreciation and amortization	379	128	507	(9)	498
Interest expense and amortization of debt issuance costs	241	60	301	(12)	289
Adjustment to reconcile proportional consolidation	57	—	57	—	57
Purchase price accounting adjustments	—	29	29	—	29
Unrealized (gains) losses on change in fair value of derivative instruments, net	16	(21)	(5)	—	(5)
Realized gains on derivative instruments not included in Adjusted EBITDA	—	—	—	—	—
Gain on assets held for sale	—	—	—	—	—
Loss on extinguishment of debt	71	—	71	—	71
Restructuring and impairment, net	26	11	37	—	37
Loss on sale of fixed assets	2	—	2	—	2
(Gain) loss on sale of a business	—	—	—	—	—
Metal price lag	54	1	55	—	55
Business acquisition and other integration related costs	27	5	32	(32)	—
Loss from discontinued operations, net of tax	—	66	66	—	66
(Gain) Loss on sale of discontinued operations, net of tax	—	140	140	—	140
Other, net	12	41	53	—	53

Pro Forma Adjusted EBITDA	1,466	191	1,657	—	1,657

A.

The historical financial information of Novelis relating to the Pro Forma Adjusted EBITDA attributable to Novelis is derived from our audited financial statements for the fiscal year ended March 31, 2020, plus our unaudited financial statements for the nine months ended December 31, 2020, less our unaudited financial statements for the nine months ended December 31, 2019.

B.

The historical financial information relating to the Pro Forma Adjusted EBITDA attributable to Aleris is based on estimated management accounts of Aleris prior to our ownership (for the three-month period January 1, 2020 through March 31, 2020), which have not been audited or reviewed by auditors and no procedures have been compiled or performed with respect to such financial information. In addition, our auditors have not audited, reviewed, compiled or performed any procedures with respect to such financial information and, accordingly, do not express an opinion or any other form of assurance with respect thereto. The amounts attributable to Aleris included in our presentation of Pro Forma Adjusted EBITDA herein have not been prepared in accordance with the requirements of Regulation S-X or any other securities laws relating to the presentation of pro forma financial information, are presented for illustrative purposes only, do not purport to be indicative of the contribution that Aleris would have made to our Adjusted EBITDA had such businesses been included in our operations for the twelve months ended December 31, 2020 and do not purport to project our future operating results. In addition, the financial information for Aleris for the period from April 1, 2020 through April 14, 2020 (which is the date we acquired Aleris) is not included in any financial information presented herein.

C.	Certain adjustments were made to factor in the effects of the Aleris Transactions on the statement of operations and Pro Forma Adjusted EBITDA. These adjustments include the following:

a.	The elimination of Aleris’ historical depreciation and amortization expense, and the recognition of new depreciation and amortization expense;

b.

An adjustment to interest expense for the removal of historical interest expense and the addition of interest expense related to debt issued as part of the Aleris Transactions, as well as the offering and the application of the use of proceeds therefrom;

c.	The reverse of non-recurring transaction costs recorded in the historical Novelis and Aleris statements of operations; and

d.	The related tax impacts of the above adjustments.

D.	Pro Forma Adjusted EBITDA gives effect to the Aleris Transactions and the offering and the application of the proceeds therefrom as if such transactions had occurred on January 1, 2020.

Recent Developments

On March 11, 2021, Novelis Inc. obtained commitments to borrow $500 million of term loans (the “2021 Term Loans”) under the Term Loan Facility, subject to satisfaction of customary conditions precedent. Novelis Inc. expects to borrow the 2021 Term Loans on or about March 31, 2021. The 2021 Term Loans will mature on or about March 31, 2028 and will be subject to 0.25% quarterly amortization payments. The 2021 Term Loans will accrue interest at LIBOR plus 2.00% per annum. The proceeds of the 2021 Term Loan will be applied to refinance $500 million of the 2017 Term Loans. Immediately after giving effect to such refinancing, $633 million of 2017 Term Loans, $769 million of 2020 Term Loans and $500 million of 2021 Term Loans will be outstanding.

On March 16, 2021, we repaid in full the amounts outstanding in respect of the short term loans (the “Short Term Loans”) that were funded on the closing date of the Aleris Acquisition.